Exhibit 10.2

THIRD AMENDMENT

To

OPTION AGREEMENT

DATED JANUARY 13, 2009

BETWEEN CEPHALON, INC.

AND

CEPTION THERAPEUTICS, INC.

This Third Amendment (hereinafter, “THIRD AMENDMENT”) is made effective as of January 26, 2010 (the “AMENDMENT EFFECTIVE DATE”) by and between Ception Therapeutics, Inc. (hereinafter referred to as “Ception”), a corporation incorporated in the state of Delaware, located at 101 Lindenwood Drive, Suite 400, Malvern, Pennsylvania 19355, and Cephalon, Inc. (hereinafter referred to as “Cephalon”), a corporation incorporated in the state of Delaware, located at 41 Moores Road, P.O. Box 4011, Frazer, Pennsylvania 19355.

RECITALS

Ception and Cephalon are parties to an Option Agreement dated January 13, 2009, as amended (hereinafter “AGREEMENT”), which sets forth the terms and conditions under which Ception has agreed to grant to Cephalon, for a period of time as set forth in such AGREEMENT, an exclusive option to acquire Ception pursuant to a merger.  The parties desire to amend the AGREEMENT as more fully described in this THIRD AMENDMENT.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereby agree as follows:

1.               Unless otherwise defined in this THIRD AMENDMENT, all capitalized and/or italicized and/or bolded terms shall have the same meaning as set forth in the AGREEMENT.

2.               The definition of “Option Termination Date” in Section 1.1 of the AGREEMENT is hereby deleted in its entirety and replaced with the following new definition:

“Option Termination Date” means the date that is (a) 15 business days after the later of (i) the receipt by Optionee of the final study report for the Res-5-0002 EE Study or (ii) the receipt by Optionee of the top-line data from the Res-5-0010 Asthma Study (which data shall be delivered to Optionee in a form substantially similar to the form in which the top-line data from the Res-5-0002 EE Study were delivered by the Company to Optionee in November 2009) or (b) such earlier date on which Optionee terminates this Agreement pursuant to Section 7.1(b).

3.               Section 5.4(c) of the AGREEMENT is hereby deleted in its entirety and replaced with the following paragraph:

The Company shall, and shall cause the Subsidiaries to:  (i) conduct each of the Res-5-0002 EE Study and the Res 5-0010 Asthma Study in compliance in all material respects with all applicable Requirements of Laws and in accordance with the Operating Plan; (ii) use the proceeds of Loans (as defined in the Credit Agreement) only for funding expenses identified in, or which are otherwise consistent with, the Operating Plan or related to the modification of the Res-5-0002 EE Study and/or the Res-5-0004 Open Label EE Study; (iii) keep its and their existing policies of insurance, or comparable insurance, in full force and effect; (iv) to the extent the Company or a Subsidiary is obligated or has the right to do so (and is exercising such prosecution rights) pursuant to any agreement relating to Company IP, diligently prosecute, or enforce its rights to cause another party to such agreement relating to Company IP to diligently prosecute claims in the pending patent applications within Company IP claiming existing products and products currently under development; and (v) keep in force all registered Marks by paying any maintenance fees or taxes or responding to any actions.  The Company shall deliver (1) the final study report relating to the Res-5-0002 EE Study within three (3) business days after such report becomes final and (2) the top-line data from the Res-5-0010 Asthma Study by the earlier of (A) seven (7) business days after such top-line data has been received by the Company from its third-party contractor and (B) one (1) business day after such top-line data has been approved for release to Optionee by the Company’s Board of Directors.

4.               Ception represents and warrants to Cephalon that no approval of the stockholders of Ception is required under the Certificate of Incorporation, the DGCL or the Stockholders’ Agreement with respect to this THIRD AMENDMENT.

5.               Cephalon expressly reserves its rights with respect to the AGREEMENT and hereby preserves, with respect thereto, any and all claims for indemnification, or other causes of action, relating to costs, damages, expenses, losses, liabilities or deficiencies that occurred (or were incurred) on or prior to the AMENDMENT EFFECTIVE DATE; provided that Cephalon shall not be entitled to assert any claims for indemnification, or other causes of action, relating to costs, damages, expenses, losses, liabilities or deficiencies based solely on the results (i.e. outcome, success, failure or, to the extent caused by events occurring outside the control of Ception, development progress) of the Res-5-0002 EE Study, the Res-5-0004 Open-Label EE Study and/or the Res-5-0010 Asthma Study; provided further that, subject to the foregoing proviso, nothing herein shall be deemed to affect, restrict or limit Cephalon’s rights, and Ception’s obligations, pursuant to Section 6.1 of the AGREEMENT.

6.               Except as provided above, all other terms and conditions of the AGREEMENT shall remain in full force and effect.  From and after the AMENDMENT EFFECTIVE DATE, each reference in the Agreement to “this Agreement,” “herein,” “hereof,” “hereunder” or words of similar import, or to any provision of the AGREEMENT, shall be deemed to refer to the AGREEMENT or such provision as amended by the First Amendment effective as of August 4, 2009, the Second Amendment effective as of September 11, 2009 and/or this THIRD AMENDMENT unless the context otherwise requires, and references in the AGREEMENT to the “date hereof” or the “date of this Agreement” shall be deemed to refer to January 13, 2009.

* * * * * * *

IN WITNESS WHEREOF, the parties have executed this THIRD AMENDMENT by proper persons thereunto duly authorized.

CEPTION THERAPEUTICS, INC.		CEPHALON, INC.

Signature:	/s/ Stephen A. Tullman	Signature:	/s/ J. Kevin Buchi
Stephen A. Tullman		J. Kevin Buchi
President and Chief Executive Officer		Executive Vice President & CFO